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EXHIBIT 10.13

                                    AGREEMENT

         THIS AGREEMENT ("Agreemenf"), dated and effective as of October 18, 2006, by and between Steven Newsom and MEMS USA, Inc. ("MEMS").

         WHEREAS, MEMS desires to have Steven Newsom serve as a member of the MEMS Board of Directors and Steven Newsom desires to serve as a member of MEMS Board of Directors, the parties agree as follows:

         1.       Crossed out /s/

         2. Steven Newsom accepts the position as a member of the Board of Directors of MEMS:

         3. MEMS shall at all times maintain Directors and Officers Insurance (the "Policy") coverage in an amount of not less than $5.000,000.00. The Policy shall include Steven Newsom as an insured. MEMS shall immediately notify Steven Newsom if the policy lapses for any reason. MEMS shall immediately provide a copy of the Policy to Steven Newsom:

         4. MEMS agrees to pay to Steven Newsom the sum of $20,000.00 as soon as funds are available;

         5. In addition, MEMS agrees to pay Steven Newsom the sum of $4,000.00 per month payable on the first day of each month as long as Steven Newsom is a member of MEMS Board of Directors;

         6. If Steven Newsom makes more than 3 trips (outside of the greater Houston Texas area) to attend meetings on MEMS business. MEMS shall pay Steven Newsom an additional $2,000.00 per trip;

         7. MEMS shall pay Steven Newsom $250.00 per hour for work performed for MEMS over and above time spent on trips to attend meetings on MEMS business. MEMS shall pay Steven Newsom's invoices for this hourly work within 30 days from MEMS receipt of Steven Newsom's invoice:

         8. MEMS shall pay all of Steven Newsom's travel expenses for trips (outside of the greater Houston Texas area) to attend meetings on MEMS business as follows: airfare shall be paid directly by MEMS; hotel, food, rental car and parking shall be paid or reimbursed according to MEMS travel cost reimbursement policy in effect for MEMS officers at the time of the travel; 5.

                                                                        /s/ /s/

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         9.       MEMS shall, as soon as possible, issue to Steven Newsom
                  cashless options (the "Options") for 300,000 shares of MEMS common stock. The Option period shall be 60 months from the date of this Agreement and some or all of the Options may be exercised at any time within the Option Period. The Options shall vest immediately. The Options shall be adjusted to reflect changes to the common stock such as, but not limited to: stock splits, mergers, recapitalization, reorganization, sale of assets or other occurrence that would change the number of shares that a shareholder holds:

         10. The parties agree that Steven Newsom is NOT being employed as an attorney and that Steven Newsom is NOT representing MEMS in his capacity as an attorney.

         11. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by all parties.

         12. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. power or privilege. To the maximi.nn extent permitted by Law. (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

         13. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

         14. This Agreement may be executed in any number of counterparts. and any party hereto may execute any such counterpart. each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         15. This Agreement sets forth the entire understanding of the parties. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof whether written or oral, are superseded by this Agreement.

                                                                      /s/ /s/

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         16.      Any provision of this Agreement that is invalid or
                  unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof.

         17. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof and thereof,

         18. The prevailing party in litigation regarding this Agreement shall be entitled to an award of reasonable attorney fees and costs.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the date first above written.


                                        /s/ Steven S. Newsom
                                        --------------------
                                        Steven S. Newsom



                                        MEMS USA, INC.

                                        By: /S/ James A. Latty          10/23/06
                                            ------------------------------------
                                        Name:  James A. Latty
                                        Title: Chairman, CEO and President and
                                               Member of the Board of Directors


                                        By: /s/ Daniel K. Moscaritolo   10/23/06
                                            ------------------------------------
                                        Name: Daniel K. Moscaritolo
                                              Member of the Board of Directors


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